Exhibit 99.1

TriNet Announces Fourth Quarter and Fiscal Year 2022 Results

9% Growth in Professional Service Revenues for the Fourth Quarter of 2022
18% Growth in Professional Service Revenues to $754 million for Fiscal Year 2022
8% Growth in Total Revenues to $4.9 billion for Fiscal Year 2022
11% Growth in Earnings per Share and 25% Growth in Adjusted Earnings per Share for Fiscal Year 2022
TriNet Stock Repurchase Program Authorized up to $545 million

DUBLIN, Calif. — February 15, 2023 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human capital management solutions for small and medium-size businesses (SMBs), today announced financial results for the fourth quarter and fiscal year ended December 31, 2022. The fourth quarter and fiscal year highlights below include non-GAAP financial measures which are reconciled later in this release.
Fourth quarter highlights include:
•Professional service revenues increased 9% to $189 million compared to the same period last year.
•Total revenues were flat at $1.2 billion compared to the same period last year.
•Net income was $49 million, or $0.78 per diluted share, compared to net income of $69 million, or $1.03 per diluted share, in the same period last year.
•Adjusted Net Income was $71 million, or $1.11 per diluted share, compared to Adjusted Net Income of $74 million, or $1.13 per diluted share, in the same period last year.
•Adjusted EBITDA was $111 million, representing an Adjusted EBITDA Margin of 9.0%, compared to Adjusted EBITDA of $116 million, representing an Adjusted EBITDA Margin of 9.4% in the same period last year.
•Average Worksite Employees (WSEs) decreased 3% as compared to the same period last year, to approximately 348,000.
Full year highlights include:
•Professional service revenues increased 18% to $754 million as compared to 2021.
•Total revenues increased 8% to $4.9 billion as compared to 2021
•Net income was $355 million, or $5.61 per diluted share, compared to net income of $338 million, or $5.07 per diluted share, in 2021.
•Adjusted Net Income was $448 million, or $7.07 per diluted share, compared to Adjusted Net Income of $376 million, or $5.64 per diluted share in 2021.
•Adjusted EBITDA was $688 million, representing an Adjusted EBITDA Margin of 14.1%, compared to Adjusted EBITDA of $565 million, representing an Adjusted EBITDA Margin of 12.5% in 2021.
•Average Worksite Employees (WSEs) increased by 2% compared to 2021, to approximately 349,000.
•Acquired Zenefits and Clarus during 2022.
•Returned over $500 million in 2022 to shareholders through share repurchases, including two tender offers.
•Launched TriNet Enrich, an innovative product line that will allow clients to expand the benefits they offer to their employees.
Stock Repurchase Program:
•TriNet stock repurchase program increased by $300 million to bring the total available for repurchase to $545 million as of December 31, 2022 to be deployed subject to market conditions.

“In the face of a rapidly changing business and economic environment, TriNet delivered strong financial performance in 2022 and positioned ourselves for long-term success,” said Burton M. Goldfield, TriNet’s President and CEO. “During the year, we made two important acquisitions which enable TriNet to offer PEO, HCM software products, and value-added services to better address our customers’ needs throughout their business lifecycle. We made a series of operational changes which we believe will drive new business growth and improve retention. Finally, we repurchased over $500 million in TriNet stock as we believe our stock represented value when compared with our long-term outlook.”

Mr. Goldfield continued, “As we look to 2023, TriNet will always keep our customers at the center of what we do. While the environment may be challenging, we believe we are well-positioned to accelerate new sales by leveraging our value proposition in our core business verticals. Furthermore, we are ready to help our customers navigate these challenging economic conditions just as we helped our customers navigate the pandemic.”

First Quarter and Full-Year 2023 Guidance
In addition to announcing our fourth quarter and fiscal year 2022 results, we provide our first quarter and full-year 2023 guidance. Non-GAAP financial measures are reconciled later in this release. Percentages reflect the increase or (decrease) from the prior year quarter and prior year end.

	Q1 2023		Full Year 2023
	Low	High	Low	High
Total Revenues	1%	2%	(2)%	2%
Professional Service Revenues	4%	6%	1%	5%
Insurance Cost Ratio	86.5%	83.0%	89.0%	87.5%
Diluted net income (loss) per share of common stock	$1.33	$1.82	$3.30	$4.08
Adjusted Net Income per share - diluted	$1.70	$2.20	$4.85	$5.65
Annual Report on Form 10-K
We anticipate filing our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2022 with the U.S. Securities and Exchange Commission (SEC) and making it available at http://www.trinet.com today, February 15, 2023. This press release should be read in conjunction with the Form 10-K and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-K.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its fourth quarter and fiscal year results for 2022 and provide first quarter and full-year financial guidance for 2023. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: https://dpregister.com/sreg/10174751/f59149b375. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at https://investor.trinet.com. A replay of the webcast will be available on this website for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 3750161.
About TriNet
TriNet is a leading provider of comprehensive and flexible HCM solutions designed to address a wide range of SMB needs as they change over time. TriNet offers access to human capital expertise, benefits, payroll, risk mitigation and compliance, all enabled by industry leading technology capabilities. TriNet's suite of products also includes services and software-based solutions to help streamline workflows by connecting HR, benefits, payroll, time and attendance, and employee engagement. Our flexible HCM solutions free SMBs from HR complexities and empower SMBs to focus on what matters most - growing their business and enabling their people. For more information, please visit http://www.trinet.com.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: TriNet's financial guidance for the first quarter and full-year 2023 and the underlying assumptions, the impact of our announced increase to our existing stock repurchase program, TriNet’s future financial performance and long-term growth, the value to customers and stockholders of TriNet’s product offerings, and the extent, length and growth impact of current economic uncertainty; and the ability of our solutions to meet all client needs throughout their business cycle. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” "guidance," “impact,” “intend,” “may,” “plan,” "predict," “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements expressed or implied by the forward-looking statements. Investors are cautioned not to place undue reliance upon any forward-looking statements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by worksite employees; our ability to mitigate the unique business risks we faced as a co-employer; the effects of volatility in the economic environment on the businesses that make up our client base; loss of clients for reasons beyond our control; and the short-term contracts we typically use with our clients; the impact of regional or industry-specific economic and health factors on our operations; the impact of failures or limitations in the business systems and service centers we rely upon; the impact of discretionary credits we have announced on client loyalty and retention; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to improve our services and technology to satisfy client and regulatory expectations; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational effectiveness and resiliency; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks, breaches, disclosures and other data-related incidents; our ability to protect against and remediate cyber-attacks, breaches, disclosures and other data-related incidents, whether intentional or inadvertent and whether attributable to us or our service providers; our ability to comply with constantly evolving data privacy and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to be recognized as an employer of worksite employees and for our benefits plans to satisfy all requirements under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; the impact of new and changing laws regarding remote work; our ability to comply with the licensing requirements that govern our HCM solutions; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operations and stock price due to factors outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; our ability to comply with the restrictions of our credit facility and meet our debt obligations; and the impact of concentrated ownership in our stock by Atairos and other large stockholders. Any of these factors could cause our actual results to differ materially from our anticipated results.

Further information on risks that could affect TriNet’s results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Investorrelations@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(408) 646-5103

FINANCIAL HIGHLIGHTS
Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended December 31,			Year Ended December 31,
(in millions, except per share and Operating Metrics data)	2022	2021	% Change	2022	2021	% Change
Income Statement Data:
Total revenues	$1,226	$1,232	—%	$4,885	$4,540	8%
Operating income	56	91	(38)	499	455	10
Net income	49	69	(29)	355	338	5
Diluted net income per share of common stock	0.78	1.03	(24)	5.61	5.07	11
Non-GAAP measures (1):
Adjusted EBITDA	111	116	(4)	688	565	22
Adjusted Net income	71	74	(4)	448	376	19
Operating Metrics:
Insurance Cost Ratio	88%	89%	(1)%	84%	86%	(2)%
Average WSEs	347,671	358,751	(3)	348,543	340,067	2
Total WSEs at period end	348,652	364,940	(4)	348,652	364,940	(4)
Average HRIS Users (2)	238,865	N/A	N/A	248,496	N/A	N/A
(1)    Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".
(2)    Reflects HRIS Users from February 15, 2022, the date on which we acquired Zenefits, to the end of the period.

(in millions)	December 31, 2022	December 31, 2021	% Change
Balance Sheet Data:
Cash and cash equivalents	$354	$612	(42)%
Working capital	338	700	(52)%
Total assets	3,443	3,309	4
Debt	496	495	—
Total stockholders’ equity	775	881	(12)

	Year Ended December 31,
(in millions)	2022	2021	% Change
Cash Flow Data:
Net cash provided by operating activities	$562	$218	158%
Net cash used in investing activities	(226)	(135)	67
Net cash provided by (used in) financing activities	(536)	12	(4,567)
Non-GAAP measure (1):
Corporate Operating Cash Flows	497	415	20
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions except per share data)	2022	2021	2022	2021
Professional service revenues	$189	$174	$754	$639
Insurance service revenues	1,037	1,058	4,131	3,901
Total revenues	1,226	1,232	4,885	4,540
Insurance costs	916	939	3,463	3,339
Cost of providing services	78	73	303	264
Sales and marketing	63	55	242	202
General and administrative	76	48	241	176
Systems development and programming	19	14	73	50
Depreciation and amortization of intangible assets	18	12	64	54
Total costs and operating expenses	1,170	1,141	4,386	4,085
Operating income	56	91	499	455
Other income (expense):
Interest expense, bank fees and other	(5)	(5)	(39)	(20)
Interest income	14	—	22	6
Income before provision for income taxes	65	86	482	441
Income taxes	16	17	127	103
Net income	$49	$69	$355	$338
Other comprehensive income/(loss), net of income taxes	—	(2)	(4)	(5)
Comprehensive income	$49	$67	$351	$333
Net income per share:
Basic	$0.79	$1.05	$5.66	$5.13
Diluted	$0.78	$1.03	$5.61	$5.07
Weighted average shares:
Basic	62	66	63	66
Diluted	62	67	64	67

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,	December 31,
(in millions, except share and per share data)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$354	$612
Investments	76	135
Restricted cash, cash equivalents and investments	1,263	1,195
Accounts receivable, net	19	15
Unbilled revenue, net	375	324
Prepaid expenses, net	71	67
Other payroll assets	122	50
Other current assets	46	41
Total current assets	2,326	2,439
Restricted cash, cash equivalents and investments, noncurrent	153	166
Investments, noncurrent	151	168
Property and equipment, net	24	24
Operating lease right-of-use asset	31	42
Goodwill	462	294
Software and other intangible assets, net	163	61
Other assets	133	115
Total assets	$3,443	$3,309
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$98	$86
Client deposits and other client liabilities	106	97
Accrued wages	437	369
Accrued health insurance costs, net	174	174
Accrued workers' compensation costs, net	54	55
Payroll tax liabilities and other payroll withholdings	1,087	929
Operating lease liabilities	15	11
Insurance premiums and other payables	17	18
Total current liabilities	1,988	1,739
Long-term debt, noncurrent	496	495
Accrued workers' compensation costs, noncurrent, net	128	135
Deferred taxes	8	11
Operating lease liabilities, noncurrent	41	41
Other non-current liabilities	7	7
Total liabilities	2,668	2,428
Stockholders' equity:
Preferred stock	—	—
($0.000025 par value per share; 20,000,000 shares authorized; no shares issued or outstanding at December 31, 2022 and 2021)
Common stock and additional paid-in capital	899	808
($0.000025 par value per share; 750,000,000 shares authorized; 60,555,661 and 65,968,224 shares issued and outstanding at December 31, 2022 and 2021, respectively)
Retained earnings (Accumulated deficit)	(119)	74
Accumulated other comprehensive loss	(5)	(1)
Total stockholders' equity	775	881
Total liabilities & stockholders' equity	$3,443	$3,309

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in millions)	2022	2021
Operating activities
Net income	$355	$338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101	82
Stock based compensation	62	50
Amortization of ROU asset, lease modification, impairment, and abandonment	25	12
Accretion of discount rate on lease liabilities	2	2
Provision for doubtful accounts	2	—
Amortization of (premium) discount on investments	1	3
Deferred income taxes	(22)	(9)
Losses from disposition of assets	6	—
Losses and impairment on investments	18	—
Changes in operating assets and liabilities:
Accounts receivable, net	—	3
Unbilled revenue, net	(51)	(78)
Prepaid expenses, net	(2)	(5)
Other payroll assets	(72)	10
Accounts payable and other current liabilities	(13)	33
Client deposits and other client liabilities	9	(37)
Accrued wages	65	60
Accrued health insurance costs, net	—	2
Accrued workers' compensation costs, net	(8)	(7)
Payroll taxes payable and other payroll withholdings	158	(166)
Operating lease liabilities	(17)	(13)
Other assets	(55)	(60)
Other liabilities	(2)	(2)
Net cash provided by operating activities	562	218
Investing activities
Purchases of marketable securities	(410)	(444)
Proceeds from sale and maturity of marketable securities	469	349
Acquisitions of property and equipment	(56)	(40)
Acquisitions of subsidiaries, net of cash acquired	(229)	—
Net cash used in investing activities	(226)	(135)
Financing activities
Repurchase of common stock	(523)	(94)
Proceeds from issuance of common stock	11	11
Awards effectively repurchased for required employee withholding taxes	(24)	(26)
Proceeds from issuance of 2029 Notes	—	500
Repayment of borrowings	—	(370)
Payment of long-term financing costs	—	(9)
Net cash provided by (used in) financing activities	(536)	12
Effect of exchange rate changes on cash and cash equivalents	(1)	—
Net increase (decrease) in cash and cash equivalents, unrestricted and restricted	(201)	95
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,738	1,643
End of period	$1,537	$1,738

Supplemental disclosures of cash flow information
Interest paid	$18	$12
Income taxes paid, net	128	129
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$6	$3
Acquisitions of subsidiaries paid in stock	$17	$—

FINANCIAL STATEMENTS
Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation from, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA	• Net income, excluding the effects of:
- income tax provision,
- interest expense, bank fees and other,
- depreciation,
- amortization of intangible assets,
- stock based compensation expense,
- amortization of cloud computing arrangements, and
- transaction and integration costs.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-recurring costs, which include transaction and integration costs, as well as certain non-cash charges such as depreciation and amortization, and stock-based compensation and certain impairment charges recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to total revenues.
Adjusted Net Income	• Net income, excluding the effects of:
- effective income tax rate (1),
- stock based compensation,
- amortization of intangible assets, net,
- non-cash interest expense (2),
- transaction and integration costs, and
	- the income tax effect (at our effective tax rate (1) of these pre-tax adjustments.	• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.
Corporate Operating Cash Flows	• Net cash provided by (used in) operating activities, excluding the effects of:
- Assets associated with WSEs (accounts receivable, unbilled revenue, prepaid expenses and other current assets) and
- Liabilities associated with WSEs (client deposits and other client liabilities, accrued wages, payroll tax liabilities and other payroll withholdings, accrued health benefit costs, accrued workers' compensation costs, insurance premiums and other payables, and other current liabilities).	• Provides information that our stockholders and management can use to evaluate our cash flows from operations independent of the current assets and liabilities associated with our WSEs.
• Enhances comparisons to prior periods and, accordingly, used as a liquidity measure to manage liquidity between corporate and WSE related activities, and to help determine and plan our cash flow and capital strategies.
(1)     Non-GAAP effective tax rate is 25.5% for the fourth quarters and full years of 2022 and 2021, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.
(2)    Non-cash interest expense represents amortization and write-off of our debt issuance costs and loss on a terminated derivative.

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures
The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2021	2022	2021
Net income	$49	$69	$355	$338
Provision for income taxes	16	17	127	103
Stock based compensation	16	13	62	50
Interest expense, bank fees and other (1)	5	5	39	20
Depreciation and amortization of intangible assets (2)	18	12	64	54
Amortization of cloud computing arrangements	1	—	4	—
Transaction and integration costs	6	—	37	—
Adjusted EBITDA	$111	$116	$688	$565
Adjusted EBITDA Margin	9.0%	9.4%	14.1%	12.5%
(1)    Amount includes $17M of realized investments losses on sales and impairments related to AFS securities in 2022.
(2) Amount includes impairment of customer relationship intangibles in 2021.
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2022	2021	2022	2021
Net income	$49	$69	$355	$338
Effective income tax rate adjustment	—	(6)	5	(10)
Stock based compensation	16	13	62	50
Amortization of intangible assets (1)	5	1	18	12
Non-cash interest expense	—	—	1	3
Transaction and integration costs	6	—	37	—
Income tax impact of pre-tax adjustments	(6)	(3)	(30)	(17)
Adjusted Net Income	$71	$74	$448	$376
GAAP weighted average shares of common stock - diluted	62	67	64	67
Adjusted Net Income per share - diluted	$1.11	$1.13	$7.07	$5.64
(1)    Amount includes impairment of customer relationship intangibles in 2021.
The table below presents a reconciliation of net cash provided by (used in) operating activities to Corporate Operating Cash flows:

	Year Ended December 31,
(in millions)	2022	2021
Net cash provided by operating activities	$562	$218
Less: Change in WSE related other current assets	(149)	(51)
Less: Change in WSE related liabilities	214	(146)
Net cash provided by (used in) operating activities - WSE	$65	$(197)
Net cash provided by operating activities - Corporate	$497	$415

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures for the first quarter and full-year 2023 guidance.
Low and high percentages represent increases (decreases) from the same periods in the previous year.
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Q1 2022	Q1 2023 Guidance		FY 2022	Year 2023 Guidance
(in millions, except per share data)	Actual	Low	High	Actual	Low	High
Net income	$146	(45)%	(25)%	$355	(44)%	(31)%
Effective income tax rate adjustment	4	(34)	(10)	5	(1)	28
Stock based compensation	12	27	27	62	24	24
Amortization of intangible assets	3	96	96	18	10	10
Non-cash interest expense	—	(33)	(33)	1	(11)	(11)
Transaction and integration costs	10	(44)	(44)	37	(42)	(42)
Income tax impact of pre-tax adjustments	(7)	7	7	(30)	1	1
Adjusted Net Income	$168	(39)%	(21)%	$448	(35)%	(24)%
GAAP weighted average shares of common stock - diluted	67			64
Adjusted Net Income per share - diluted	$2.55	$1.70	$2.20	$7.07	$4.85	$5.65